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                                                                      EXHIBIT 11

                      Edudata Corporation and Subsidiaries
                         Inception (October 2, 1995) to
                                  March 2, 1996


STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                        INCEPTION
NET INCOME PER SHARE WAS                                               (October 23, 1995) TO
   CALCULATED AS FOLLOWS:                                               MARCH 2, 1996

Primary:

Net Income (loss)                                                       $(1,625,213)

Weighted average common shares outstanding                                3,433,072

Net income (loss) per share                                                  $(0.47)

Fully diluted:

Net income (loss)                                                       $(1,625,213)

Weighted average common shares outstanding                                3,433,072

Net Income (loss) per share                                                  $(0.47)
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